Exhibit 99.906 CERT

Jose C. Martinez and Roberto J. Martinez, of Fortune V Separate Account, each certify that:

1.	This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Jose C. Benitez
Jose C. Benitez
Principal Executive Officer

By:	/s/ Roberto J. Martinez
Roberto J. Martinez
Principal Financial Officer & Secretary

Date:	March 5, 2025